SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                Date of Report:  January 31, 1997

                      MILLIPORE CORPORATION
     (Exact name of registrant as specified in its charter)



     Massachusetts            0-1052          04-2170233
    (State or other        (Commission       (IRS Employer
    jurisdiction of        File Number)     Identification
   incorporation or                              No.)
     organization)

  80 Ashby Road, Bedford, Massachusetts          01730
(Address of principal executive offices)      (Zip Code)

 Registrant's telephone number, including area code:  617)
                          275-9200













Item 2.  Acquisition or Disposition of Assets

     On January 27, 1997, Registrant completed the acquisition of Tylan General, Inc. ("Tylan"). The acquisition was accomplished by a cash tender offer which expired at midnight on January 21, 1997, pursuant to which Registrant acquired more than 95% of the outstanding shares of Common Stock (the only class outstanding) for $16 per share, followed by the filing of a certificate of merger in with the Secretary of State of Delaware in which the remaining outstanding shares of Tylan General were converted into the right to receive $16 (cash) per share. The cost of the acquisition including the assumption of about $17 million of debt aggregated $150 million.

     Tylan's business consists principally of the development, manufacture, assembly and marketing of precision mass flow controllers, pressure and vacuum measurement and control equipment and ultraclean gas panels, primarily for the manufacture of semiconductor devices. Headquartered in San Diego, California, Tylan had 1996 sales of approximately $148 million, and has manufacturing operations in the U.S. and Europe.

     The purchase price resulted from an "auction" conducted by a special committee of its Board of Directors with the assistance of Goldman Sachs and on behalf of Tylan's stockholders. Registrant's successful bid was based on its evaluation of the value of Tylan to it and included among others an analysis of the present cash value of Tylan's projected future earnings stream ("discounted cash flow") and a comparable acquisition analysis.

     There is no relationship between the Registrant or any of its affiliates and Tylan, nor between Tylan and any director or officer of the Registrant or any associate of such director or officer.

     The funds used to consummate the acquisition were obtained pursuant to a five-year revolving credit agreement with The First
National Bank of Boston and ABN Amro Bank N.V.

     Tylan's products and technology complement those of the Registrant in Registrant's microelectoncs manufacturing business, with the result that the Registrant will continue to use the bulk of the Tylan assets in the same manner as previously utilized.

Item 7.  Financial Statements and Exhibits

(a) The financial statements of the Tylan General, Inc. business required by this item will be filed by an amendment to this Report on or before March 15, 1997.

(b) The pro-forma financial information required by this item will be filed by the same amendment referred to in (a) above.

(c)  Exhibits

     (2)  Plan of Acquisition, Reorganization, etc.

          Agreement and Plan of Merger filed as part of Re gistrant's Tender Offer Statement Pursuant to Section 14(d)(1) of the Securities Exchange Act of 1934 is incorporated herein by reference.
               (All schedules and certain exhibits have been omitted. Registrant agrees to furnish supplementally
               a copy of any omitted schedule or exhibit to the Commission upon request.)



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MILLIPORE CORPORATION
                                        (Registrant)



Date:  February 7, 1997       /s/ Geoffrey Nunes
                              __________________________
                              Geoffrey Nunes
                              Senior Vice President